NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

October 1, 2026	Contact:	Daniel E. Stopar
Chief Financial Officer and Treasurer

MATTHEWS INTERNATIONAL CORPORATION ANNOUNCES BOARD RIGHT-SIZING SUPPORTED
BY TWO LONG-TENURED DIRECTORS

PITTSBURGH, PENNSYLVANIA, OCTOBER 1, 2026 - Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews” and/or the “Company”) today announced that Katherine E. Dietze and Morgan K. O’Brien, each a long-serving member of the Company's Board of Directors (the “Board”), have informed the Board that they will not stand for re-election at the Company's 2027 Annual Meeting of Shareholders (the “2027 Meeting”). Their decision reflects their support for the Company's strategic direction, the appointment of Michael J. Whitehead (“Mr. Whitehead”) as the new President & Chief Executive Officer of the Company, and the Board's ongoing governance initiative to reduce its size from ten to eight directors, creating a more streamlined Board structure to more closely align with Matthews' next phase of growth.

J. Michael Nauman (“Mr. Nauman”), the Company’s Chairman of the Board, commented:

"Katherine and Morgan have, for many years, been trusted advisors whose experience, judgment, and commitment have helped shape Matthews' success. Just as importantly, they have demonstrated that same commitment in supporting the Board's ongoing refreshment efforts and the leadership transition currently underway. Their decision to support a smaller, more focused Board reflects the thoughtful stewardship, dedication, and long-term perspective that have characterized their service as Directors, and we are grateful for their continued confidence in the Company's future."

This step builds on several recent transformational actions initiated by the Board and management team to drive increased shareholder value:

•Since 2023, the Company has refreshed its Board by appointing five new Directors. Such refreshment efforts by the Board have been focused on targeted skill sets and professional experience in potential growth areas of Matthews;
•Beginning in 2024, the Company commenced an extensive strategic initiative plan which ultimately resulted in the following divestitures:
◦SGK Brand Solutions into the Propelis joint venture in May 2025;
◦The Company’s European packaging business in December 2025; and
◦The Company’s warehouse automation business in December 2025.
•The Company has continued to pursue various strategic and tuck-in acquisitions within its Memorialization business segment, highlighted by the acquisition of The Dodge Company, Inc., an embalming fluid company, in May 2025;
•In 2026, the Company adopted various corporate governance enhancements, including:
◦Board declassification;
◦Adoption of majority voting standards in uncontested elections of directors; and
◦Removal of the supermajority vote requirements for the amendment of the Company’s Articles of Incorporation.
•In Fiscal Year 2026, the Company initiated a comprehensive restructuring effort of its engineering operations in Europe, generating expected projected annual cost-savings of approximately $10 million beginning in Fiscal Year 2027;

•Effective at the Company’s 2026 annual shareholders meeting, Matthews appointed Mr. Nauman as the new Chairman of the Company’s Board of Directors; and
•Effective August 31, 2026, the Company appointed Mr. Whitehead as President and Chief Executive Officer, succeeding long-time President & Chief Executive Officer Joseph C. Bartolacci.

Under the leadership of Mr. Whitehead as Matthews’ new President & Chief Executive Officer and Mr. Nauman as Chairman of the Board, the Company has continued its focus on executing its key strategic priorities related to its core businesses and its most profitable operations. The Company expects to provide additional information regarding these initiatives in the coming months.

About Matthews International Corporation
Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 4,300 employees in 15 countries on four continents that are committed to delivering the highest quality products and services.

Forward-looking Information
Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, including statements regarding strategic priorities, cost-savings initiatives, future Board composition, and other matters, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include risks to our ability to achieve the anticipated benefits of the joint venture transaction with Peninsula Parent LLC, d.b.a. Propelis Group (“Propelis”), changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, including changes in costs due to adjustments to tariffs or supply chain disruptions, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine and hostilities in the Middle East, and conflicts and related sanctions or trade restrictions involving Venezuela, the Company's plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company's plans and expectations with respect to its Board, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

The Company does not incorporate the information contained on, or accessible through, its corporate website into this press release.